Exhibit 10.6

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (the “Agreement”) is entered into on this 5 day of March 2018 (the “Effective Date”), by and between, MJ Holdings Inc, a Nevada limited liability company (“Company”) and DM Enterprises LLC, a Nevada limited liability company (“Manager”) (Company, Company and Manager sometimes collectively referred to herein as the “Parties” or individually as the “Party”).

RECITALS

WHEREAS, Company has acquired the rights to operate a 3 Acre outdoor cultivation in conjunction with Acres Cultivation located at, 950 Anvil Road Amargosa Valley, NV 89020.

WHEREAS, Company will be authorized to grow, cultivate, harvest, and sell medical and/or recreational marijuana (“Marijuana”) in the State of Nevada;

WHEREAS, Manager is engaged in the business of providing administrative, operational and management services to duly licensed grow facilities in compliance with the laws of the State of Nevada; and

WHEREAS, Company desires to engage Manager to render the Management Services (defined herein) and Manager desires to render the Management Services (defined herein) on behalf of Company, pursuant to the terms, covenants and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, obligations and provisions set forth herein, the Parties hereto agree as follows:

Management Services Agreement

1.                Term; Right to Renew; Termination.

(a)              Term. This Agreement shall commence on the Effective Date and continue for a period of Three (3) years thereafter (the “Term”).

(b)              Manager Right to Renew. As long as no defaults remain uncured at the time of renewal, and said defaults may be cured pursuant to applicable provisions as set forth herein or said default is excused pursuant to the terms of Paragraph 22 hereof, Manager shall have the right to renew this Agreement (“Right to Renew”) for three additional three (3) year terms (individually referred to herein as the “Subsequent Terms”) by providing written notice of its intent to exercise its Right to Renew, to Company, at least ninety (90) days prior to the conclusion of each applicable Term.

(c)              Manager Termination. Manager shall have the right to terminate this Agreement prior to the end of any Term, by written notice to Company, stipulating the intended date of termination, upon the occurrence of any one of the following events: (i) in the event of a Company Default (defined herein); (ii) any grossly negligent or intentional or willful misconduct by Company; (iii) any Federal enforcement action described in Section 21 against Company; (iv) any change or revocation of State or local law, or any adverse change in the enforcement policies of the Federal government pertaining to the grow or cultivation of recreational or medicinal cannabis which shall have the effect of prohibiting the legal operation of the Grow Facilities; (v) Company’s failure to maintain its Grow License in good standing resulting in revocation of its Grow License.

(d)              Company Termination. Company shall have the right to terminate this Agreement prior to the end of the Term, by written notice to Manager, stipulating the intended date of termination, upon the occurrence of any one of the following events: (i) in the event of a Manager Default (defined herein); (ii) any failure to perform the contracted services hereunder or grossly negligent or intentional or willful misconduct by Manager; (iii) any Federal enforcement action described in Section 21 against Manager; (iv) any change or revocation of State or local law, which shall have the effect of prohibiting the legal operation of its Grow; (v) Company’s failure to maintain its Grow License in good standing resulting in revocation of its Grow License.

2.                Ownership of Marijuana and Marijuana Products. The Parties acknowledge and agree that all Marijuana and Marijuana Products grown, cultivated, harvested and produced by Manager at the Grow Facilities, shall remain the sole and exclusive property of Company. Neither Manager nor any of Manager’s agents, volunteers, employees or independent contractors is authorized to enter into any transaction for the sale or purchase of Marijuana or Marijuana Products grown, cultivated, harvested, prepared and produced at the Cultivation Facilities, nor any other contract or agreement binding Company.

3.                Obligations of Manager.

(a)              Commitment. Manager acknowledges and agrees it shall take any actions to ensure the effective, efficient and successful administration, operation and management of Company’s Grow Facilities, through the rendering of the Management Services contained herein.

Management Services Agreement

(b)              Compliance. Manager shall take all actions necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of the Grow that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date of this Agreement.

4.                Obligations of Company.

(a)              Compliance. Company shall take all actions necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of its Grow Facility, that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date of this Agreement.

(b)              Bookkeeping and Accounting. Company shall maintain its own separate accounting, bookkeeping, billing, collection, cash management, payroll, record-keeping services and annual audit services consistent with Generally Accepted Accounting Principles as it relates to its ownership of the Grow Facilities. (To comply with general accounting principles ) (G.A.A.P)

5.                Management Services. During the Term of this Agreement, Manager shall be responsible for the administration, operation and management of the Grow Facilities and shall provide all management services typically required by Grow Facilities of a similar type and size, including, but not limited to the following, which shall collectively be referred to herein as the “Management Services”, all with prior written approval from Company in each event:

(a)              Manager shall take any action necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of the Grow Facilities that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date.

(b)              Manager, on behalf of Company and at Company’s sole cost and expense, shall be responsible for selecting and contracting with any employees, third party consultants, independent contractors, vendors or service providers, which it deems to be necessary for the administration, operation and management of the Grow Facilities.

(c)              Manager shall implement all actions necessary to ensure the quality, safety and security of the Grow Facilities and Marijuana Plants. Manager shall be responsible for the management of engaging, training, evaluating and terminating employees and independent contractors of the Grow Facilities. Manager shall aide Company in sourcing with all independent contractors which Manager, in the exercise of its business judgment, deems necessary for the successful operation and management of the Grow Facilities, upon such terms and conditions as Manager in the exercise of its business judgment, deems necessary and advisable.

(d)              Manager shall implement all actions necessary to ensure all independent contractors of the Grow Facilities have acquired and maintain, in good standing at all times, any required Nevada licenses (“Agent Cards”); however, Company shall be responsible for the online filing of all applications for the acquisition of or renewal of Agent Cards. Company shall also be responsible for all costs and expenses related to the online filing of any such applications for the acquisition or renewal of an Agent Card for all of its independent contractors of the Grow Facilities. Company warrants that all employees and independent contractors shall maintain any required Agent Cards in good standing at all times.

Management Services Agreement

(e)              Manager shall be responsible for logistics management, product procurement, product inventory management, administration and operation of the Grow Facilities including, but not limited to the cultivation, harvest, preparation and packaging, of Marijuana, in complete compliance with the State of Nevada and all other rules, requirements and regulations, on behalf of the Company. Company will provide and manage track and trace software including providing tags for plants.

(f)               Manager shall prepare all documents and compliance forms requested by Company whether or not they are required or requested by federal or state regulatory authorities, including tax forms and documentation as it relates to the Grow Facilities and shall respond to such requests within seven (7) business days. Company will provide detailed explanation of the purpose and training to complete any requested documents and compliance forms.

(g)              Manager shall be responsible for the daily administration, operation and management of all aspects of the Grow. Company shall be responsible for the costs, fees and expenses, which Company deems, in its sole discretion, necessary for the ongoing operation of the Grow, including supplies, equipment, materials, goods and testing.

6.                Costs and Expenses Related to the Grow Facilities. The Parties acknowledge and agree there is a great deal of cost and expense related to the maintenance, operation, and cultivation of the Grow Facilities, as well as the ongoing cultivation, harvest, preparation, storage and security of Marijuana in compliance with the terms and covenants contained herein, local and state regulations, and the State of Nevada. In rendering the Management Services described herein, Company shall be responsible for the ongoing costs and expenses related to the planting, cultivation, harvest, preparation, production, packaging, storage and security of Marijuana on behalf of Company. Such costs and expenses may include, but shall not be limited to expenditures related to the acquisition of seeds and nutrients, maintenance, utilities, equipment, storage and all costs and expenses related to the requisite security, staff labor, packaging, in compliance with local and state rules and regulations and the ensuring that any and all fixtures, equipment, and mechanical equipment used in connection with the facility are maintained and are in good working order during the term hereof. Such equipment may include, but might not be limited to: equipment for fertilization, irrigation, chillers, HVAC, fans, lighting systems, and any automated systems used in connection with the facility and or accounting and / or fertigation servicing.

7.                Costs and Expenses Related to the Grow Management. The Parties acknowledge and agree there are costs related to the management of the Grow, in compliance with the terms and covenants contained herein, local and state regulations, and the State of Nevada. In rendering the Management Services described herein, Company shall be responsible for the ongoing costs and expenses related to the management and oversight of the Grow. Such costs and expenses may include, but shall not be limited to, expenditures related to management personnel sufficient to competently manage and oversee the overall grow operation on a daily basis, in compliance with local and state rules and regulations, as well as the State of Nevada laws, and as required in Company’s sole discretion. At the Sole decision to be pre-approved by company. In addition, unless otherwise specified hereunder, Company shall reimburse Manager for all pre-approved reasonable and necessary actual expenses incurred by Manager in the provision of Services and performance of this Agreement, including but not limited to expenses related to personnel, training of personnel, Manager’s regulatory and/or licensing fees incurred in the performance of this Agreement, insurance related to the performance of this Agreement, and products and/or equipment procured or supplied by Manager, upon Manager's presentation to Company of an itemized accounting of such expenses with reasonable supporting data; and provided that Manager shall obtain Company’s written authorization prior to incurring any related expenses to the provision of Services or performance of this Agreement. Absent emergency circumstances requiring immediate action, Company shall provide notice of acceptance or rejection of said request in writing to Manager within three (3) days of said request.

Management Services Agreement

8.                Management Fees. The Parties acknowledge and agree as good and valuable compensation for Manager taking the actions necessary to render the Management Services, on behalf of Company, pursuant to this Agreement, Company shall pay to Manager the “Management Fees” further described in Exhibit “A” attached and incorporated herein by reference. In complete compliance with the State of Nevada, nothing contained herein shall be construed to be profit sharing or any other profit splitting which would violate Company’s status or its status of good standing. The Parties shall periodically determine the Management Fees as the Parties mutually deem necessary for the ongoing and successful management, governance, administration and operation of the Grow Facilities.

9.                Exclusive Contractual Commitment. The Parties acknowledge and agree, Manager shall be Company’s exclusive provider of Management Services for the management, administration, governance and operation of its Amargosa Grow Facilities and the company shall be Manger’s sole and exclusive client of management services for the management, administration, governance and operation of any Nevada marijuana related business, unless mutually agreed upon. Manger acknowledges and agrees that all actions to be taken by manager shall be at the company’s sole discretion to approve or disapprove.

10.             Independent Contractor Status; Authority.

(a)              The relationship of Manager to Company is that of an independent contractor and none of the provisions of this Agreement shall be construed to or shall create a relationship of agency, representation, joint venture, ownership, control or employment between the Parties, and it is understood and agreed that Manager is at all times acting and performing the Management Services pursuant to this Agreement as an independent contractor and not as an employee or control person of Company, and for all purposes, including federal and state tax purposes, Manager will not be treated as an employee with respect to the rendering of the Management Services. As such, Company shall not withhold taxes with respect to Manager’s Compensation hereunder. Company shall not control or direct the manner or methods by which Manager performs the Management Services set forth in this Agreement; however, Manager shall be responsible for performing the Management Services in a manner so as, at all times, to ensure that the contemplated Management Services are completed and performed in a competent, efficient and satisfactory manner.

(b)              The Parties expressly agree that Company has not established the specific methods of how Manager should perform the Management Services pursuant to this Agreement. Company is relying on Manager’s knowledge, experience and expertise as an expert in the management and operation of cultivation facilities. Further, the Parties agree that Company has not provided Manager with training with respect to the Management Services which Manager shall render on behalf of Company, pursuant to this Agreement.

Management Services Agreement

11.             Representations, Warranties and Covenants of Company. Company represents, warrants, and covenants to Manager, with the understanding Manager is relying upon such representations, warranties, and covenants that (a) Company has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity; (b) the execution and delivery of this Agreement and the performance by Company of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to Company; (c) upon execution and delivery of this Agreement by Company, this Agreement will constitute the valid and binding obligation of Company; (d) all information supplied by Company or its agents to Manager or its agents will be true, complete, and correct and will not fail to state a material fact necessary to make any of such information not misleading; (e) Manager will owe no duty whatsoever to any spouse, entity, trust, owner, or other person affiliated with Company that is not designated in this Agreement as Company; (f) Company is and will be the sole owner of any and all other information, documents, applications, data, schematics, diagrams, and the like used by Manager or its affiliates pursuant to or otherwise in furtherance of the purposes of this Agreement; (g) there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Company, threatened against or involving Company, brought by Company, affecting Company, or any of the rights and obligations described therein, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the twenty-four (24) month period preceding the Effective Date of this Agreement; and (h) Company shall be solely responsible for any excise, transfer, sales or similar tax with respect to the Deliverables.

Company shall maintain Company’s Facility and all equipment in good working condition to ensure the cultivation of high-quality marijuana plants. For purposes of this Section, good working condition shall mean that the Facility: (i) shall meet or exceed all required security and safety laws, codes and regulations; (ii) contain sufficient and functioning grow lamps and timers; (iii) contain sufficient, functioning and programmable temperature, CO2, humidity and/or light control mechanisms; and (iv) contain sufficient and functioning plant hydration and fertigation systems, all as necessary and in compliance with applicable law.

12.             Representations, Warranties and Covenants of Manager. Manager represents, warrants, and covenants to Company, with the understanding Company is relying upon such representations, warranties, and covenants that (a) Manager has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity; (b) the execution and delivery of this Agreement and the performance by Manager of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to Manager; (c) upon execution and delivery of this Agreement by Manager, this Agreement will constitute the valid and binding obligation of Manager; (d) all information supplied by Manager or its agents to Company or its agents will be true, complete, and correct and will not fail to state a material fact necessary to make any of such information not misleading; and (e) Company will owe no duty whatsoever to any spouse, entity, trust, owner, or other person affiliated with Manager that is not designated in this Agreement as Manager.

Management Services Agreement

13.             Indemnification. The Parties acknowledge and agree that Company shall indemnify and hold manager, its members, its successors and assigns harmless from and against all losses, costs, damages, claims, lawsuits and liabilities arising in connection with any third party claims concerning the Company arising prior to, or after the Effective Date of this Agreement (collectively referred to as the “Claim”) if the basis of such Claim stems from any act or omission of Company, its Directors, Principal Officers, Members, Managers or agents. Company shall be solely responsible for all reasonable attorney’s fees, costs and expenses incurred by Manager in defense of any such Claim.

14.             Confidential Information. The Manager acknowledges that, the Company shall produce, develop, implement and have access to material, records, data and information not generally available to the public (“Confidential Information”). Accordingly, the Manager shall hold in confidence and will not directly or indirectly disclose, use, copy or make lists of any such Confidential Information except to the extent authorized in writing by the Company, or as required by law or any competent administrative agency, or as otherwise is reasonably necessary or appropriate in connection with the performance pursuant to this Agreement. Confidential Information includes, but is not limited to, concepts or theories, employee training materials and programs, processes for growing, cultivation and production of marijuana, processes for education and support, policies and procedures, specifications, calculations, data, notes and memoranda, code books, methods of operation, strategies and plans, contracts, financial information, professional fee information, salary and compensation information, cost and profit information, record keeping practices, software, administrative and operational matters and practices, customer and vendor information, development and research work, marketing programs, plans, proposals, and other information about internal systems, processes, concepts, practices, and procedures or other confidential information. Notwithstanding, said Information concerning growing practices, cultivation and production of marijuana utilized by Manager at times prior to the date hereof, or practices incorporated by Manager during the term hereof that do not utilize Confidential Information of the Company, shall be specifically excepted from the definition of Confidential Information shall be free to utilized its historic growing experience with third party contracts during the term hereof, or after the termination of this Agreement.

(a)	Radius Clause of (50) miles from Grow facility at 950 Anvil Road Amargosa Valley, NV 89020 agrees not to enter into or start a similar grow facility upon termination or resignation ( time of 6 months ).
(b)	All operations are considered trade secrets and are confidential. Any and all sensitive information such as business practices, customer / client lists, upcoming grows, and products.

15.             Company Default; Manager Remedies. If Company breaches this Agreement or fails to perform any of its covenants and obligations under this Agreement, and such failure is not cured within thirty (30) days (or sooner if required by law) after receipt of written notice from Manager to Company identifying such failure or non-performance (each, a “Company Default”), Manager may, at its sole option and in its sole discretion, elect to: (i) pursue all remedies available at law and equity (including without limitation, action for damages and specific performance) in a court of competent jurisdiction; (ii) seek resolution and remedies as provided in Section 19 herein; or (iii) terminate this Agreement, effective immediately. Any action for damages by Manager shall, upon prevailing, include Manager’s attorneys’ fees, cost, and expert fees and any other actual out of pocket cost of Manager associated with the work completed on behalf of Manager in entering into this Agreement and the consummation of this transaction.

Management Services Agreement

16.             Manager Default; Company Remedies. If Manager breaches this Agreement or fails to perform any of its covenants and obligations under this Agreement, and such failure is not cured within thirty (30) days (or sooner if required by law) after receipt of written notice from Company to Manager identifying such failure or non-performance (each, a “Manager Default”), Company may, at its sole option and in its sole discretion, elect to (i) pursue all remedies available at law and equity (including without limitation, action for damages and specific performance) in a court of competent jurisdiction; (ii) seek resolution and remedies as provided in Section 19 herein; or (iii) terminate this Agreement, effective immediately. Any action for damages by Company shall, upon prevailing, include Company’s attorneys’ fees, cost, and expert fees and any other actual out of pocket cost of Company associated with the work completed on behalf of Company in entering into this Agreement and the consummation of this transaction.

17.             Alternative Dispute Resolution. The Parties acknowledge and agree, when elected by the non-defaulting Party, pursuant to Section 17 or Section 18 herein, the Parties agree to attempt to resolve any such dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, at Manager’s sole discretion, it may elect to have the dispute determined by arbitration using the rules of the American Arbitration Association with three (3) arbitrators selected in accordance with such rules, the venue for which will be in Las Vegas, Nevada. If Manager elects to proceed with arbitration, the Parties agree the arbitration judgment will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof.

18.             Notices. Any notices, demands, or communications required or permitted hereunder shall be in writing and delivered in person, transmitted by facsimile, electronic mail or mailed via Federal Express or similar overnight delivery service, or by U.S. registered or certified mail (return receipt requested), to the Parties at their respective addresses as set forth herein. Any such notices shall be deemed to have been duly given on the earlier of: (i) the date of its receipt; (ii) the date of its read receipt; or (iii) the date that is two (2) days after its mailing as provided herein.

19.             Federal Government Action. The Parties hereby acknowledge that they are aware of and fully understand that despite the State of Nevada’s medical and recreational marijuana laws and the terms and conditions of this Agreement, Nevada marijuana growers, cultivators, transporters, distributors or possessors may still be arrested by federal officers and prosecuted under federal law. In the event of Federal arrest, seizure or prosecution action associated with the Parties’ activities described herein, the Parties hereby agree to hold each other harmless and agree to be individually responsible for any attorney’s fees associated with defending such actions. The Parties also hereby agree to waive illegality as a defense to any contract enforcement action.

20.             Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure, and the nonperforming Party promptly provides written notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God, war, terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, and destruction of production facilities or materials by fire, earthquake, and storm or like catastrophe.

Management Services Agreement

21.             Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. Each of the Parties hereto consents to jurisdiction in Clark County, Nevada for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

22.             Attorneys’ Fees. Should any arbitration or litigation be commenced between the Parties to this contract concerning the rights and duties of either Party in relation to the this Agreement, the substantially prevailing Party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum as and for attorneys’ fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

23.             Good Faith. The Parties hereto agree to operate in good faith to accomplish the purposes of this Agreement. Any consent required under this Agreement shall not be unreasonably withheld.

24.             Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

25.             Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the remaining provisions shall remain valid and unimpaired, and shall continue in full force and effect.

26.             Amendment. This Agreement may be amended at any time in writing by mutual agreement of the Parties.

27.             Assignment. This Agreement may be assigned in its entirety at any time in writing by mutual agreement of the Parties.

28.             Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties hereto and this Agreement supersedes all other agreements oral or otherwise regarding the subject matter hereof.

29.             Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

30.             Miscellaneous. In the event of any majority transfer of the voting rights or control of Company’s business, regardless of the form of such transfer, this Agreement will remain in force and effect. In the event of sale of all applicable license(s), or any occurrence that results in the termination of Manager, except as otherwise provided for hereunder, Manager shall be entitled to an immediate and complete acceleration of its rights, including payment of all past, current and future Cultivation Fees for all existing but unharvested inventory that would otherwise be due to Manager had the termination not occurred, as calculated on the then-current Fee structure at the time of termination.

Management Services Agreement

31.             Respondent Superior. DM Enterprise LLC will be liable for the consequence of any act done by it’s independent contractors in the ordinary course of their duties and responsbilites.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MANAGER:

DM Enterprises, LLC,

a Nevada limited liability company

By: /s/ Douglas E. Warren

Name: Douglas E. Warren

Its: President

COMPANY:

MJ Holdings Inc,

a Nevada limited liability company

By: /s/ Paris Balaouras

Name:      Paris Balaouras

Its:           CEO

Management Services Agreement

EXHIBIT “A”

Description of Management Fees

The Parties acknowledge and agree, pursuant to the terms, obligations and covenants described herein, Company shall pay to Manager, the following Management Fees:

1.	A management fee of 12% of gross yield sales due from each harvest, payable 6% in cash and 6% in MJNE common stock.

2.	An annual bonus fee payable only in MJNE common stock of:
a.	2% of gross yield sales if annual sales exceed $10M, but are less than $12.5M.
b.	3.5% of gross yield sales if annual sales exceed $12.5M, but are less than $15.0M.
c.	5% of gross yield sales if annual sales exceed $15M.
d.	Notwithstanding, in event of a sale of the business or the Company, the above described annual bonuses shall be prorated based upon the then average monthly gross sales times twelve (12), to determine the threshold pro-rated payment.

3. All management fees and annual bonus fees payable in MJNE common stock shall be payable based upon the 30-day trailing average closing price prior to each payment date. All fees are payable within 30 days of harvest or when final sale of product(s) is/are received by MJ Holdings, Inc. or affiliated company.

a. In the event of sale or a business combination of the Company, any and all stock options or non-vested options, shall accelerate in vesting.

Management Services Agreement

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